UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2008

GCI, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-5890	91-1820757
(State or other Jurisdiction of	Commission File Number	(I.R.S Employer
Incorporation or organization)		Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 5, GCI, Inc.’s parent company, General Communication, Inc. (GCI) issued a press release announcing earnings for the three and nine months ended September 30, 2008.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

The earnings release attached as Exhibit 99.1 discloses the non-GAAP financial measure of EBITDAS (Earnings Before Interest, Taxes, Depreciation, Amortization, and Share-based Compensation Expense) for the three and nine months ended September 30, 2008 and 2007.  EBITDAS has been reconciled to the closely related GAAP financial measure, Net Income, within the earnings release.

EBITDAS is the sum of Net Income, Interest Expense, Loan and Senior Notes Fees, Interest Income, Income Tax Expense, Depreciation and Amortization Expense, and Share-based Compensation Expense.  EBITDAS is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America.  GCI’s management uses EBITDAS to evaluate the operating performance of its business and as a measure of performance for incentive compensation purposes.  GCI believes EBITDAS is a measure used as an analytical indicator of income generated to service debt and fund capital expenditures.  In addition, a multiple of current or projected EBITDAS is used to estimate current or prospective enterprise value.  EBITDAS does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses.  EBITDAS as presented herein may not be comparable to similarly titled measures reported by other companies.

Item 4.02(a)	Non-Reliance of Previously Issued Financial Statements or a Related Audit Report or Completed Internal Review

On November 5, 2008, management of GCI, Inc.’s parent company, General Communication, Inc. (the “Company”), after discussions with the Audit Committee of the Board of Directors of the Company and the Company’s independent registered public accounting firm, KPMG LLP, determined that it was necessary to restate the Company’s consolidated financial statements for the quarters ended March 31, 2008 and June 30, 2008 in order to correct the error in such financial statements described below.  Accordingly, the Company’s consolidated interim financial statements previously filed for those periods should no longer be relied upon.

In late December 2007, a subsidiary of the Company, Alaska DigiTel, LLC (“Alaska DigiTel”), committed to a substantial upgrade of its wireless network during 2008 and expected to decommission certain assets at or near the end of 2008. As a result of this decision the estimated useful life of these assets changed, and the net book value at the date the decision was determined should have been depreciated over the remaining period the assets were expected to be used. The Company has recently determined that Alaska DigiTel’s depreciation expense was understated approximately $1.9 million and $1.8 million, respectively, in the first and second quarters of 2008 or approximately $0.5 million and $0.6 million, respectively, net of income tax and minority interest, for the first and second quarters of 2008.

In light of the disclosure provided in this report, management of the Company is assessing the impact on its internal controls over financial reporting.

The Company intends to provide all restated financial information referred to in this Item 4.02(a), including explanatory information, in an amendment to its Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2008 and June 30, 2008.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number	Description
99.1	Press release issued by General Communication, Inc. on November 5, 2008

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI, INC.
(Registrant)

Date: November 6, 2008

	By	/s/ John M. Lowber
Name: John M. Lowber
Title: Secretary, Treasurer and
Director (Principal Financial
and Accounting Officer)

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by General Communication, Inc. on November 5, 2008